Exhibit 23.1



                        Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statement of First National Corporation - Form S-3 Registration No. 333-34148 - and in the prospectus related to it, of our report dated January 7, 2003, with respect to the consolidated financial statements of First National Corporation included in the Annual Report for Form 10-KSB of First National Corporation for the year ended December 31, 2002.

        /s/ Young, Hyde & Barbour, P.C.

Winchester Virginia
March 26, 2003